UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2005

Diebold, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O.Box 3077, North Canton, Ohio		44720-8077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 490-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2005, Diebold, Incorporated (the "Company") and certain of its subsidiaries entered into a Third Amendment to Loan Agreement (the "Amendment"), amending the Amended and Restated Loan Agreement dated as of April 30, 2003, as amended by a First Amendment to Loan Agreement dated as of April 28, 2004 and a Second Amendment to Loan Agreement dated as of April 27, 2005 (the "Loan Agreement"), among the Company and certain of its subsidiaries, as borrowers; the financial institutions party thereto, as lenders; and JP Morgan Chase Bank, N.A. as agent for the lenders. The Amendment exercises $100 million under the USD commitment of the $150 million accordion feature as outlined in the Loan Agreement. Also, the accordion feature in the Amendment is restated and reloaded back to $150 million. A copy of the Amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Third Amendment to Loan Agreement, dated as of November 16, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated

November 22, 2005	By:	Kevin J. Krakora

Name: Kevin J. Krakora
Title: Vice President and Chief Financial Officer (Principal Financial Officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Loan Agreement, dated as of November 16, 2005